Exhibit 99.1

Aevi Genomic Medicine Reports Fourth Quarter and Full Year 2017 Financial Results and Provides Business Update

PHILADELPHIA, PA – (PRNewswire) – March 13, 2018 – Aevi Genomic Medicine, Inc. (NASDAQ: GNMX) (the Company) announced today financial and operational results for the three and twelve months ended December 31, 2017.

Fourth Quarter and Year-End Corporate Highlights

•	Continued advancing and strengthening the Company’s pipeline through a combination of internal programs and external collaborations:

o	AEVI-001: The Company continues screening and recruitment efforts for its Phase 2 (“ASCEND”) clinical trial in the mGluR mutation positive genetic subset of pediatric and adolescent patients with Attention Deficit Hyperactivity Disorder (ADHD) to confirm genetic responders to AEVI-001. Patient enrollment is ongoing, with data expected by mid-2018.

o	AEVI-002: The Company initiated a Phase 1b proof-of-concept (POC) study in mid-2017. The open-label, signal-finding study is designed to evaluate the safety, tolerability, and short-term efficacy of the Anti-Light Monoclonal Antibody AEVI-002 in patients diagnosed with pediatric Crohn’s Disease who previously failed treatment with an Anti-TNFα inhibitor. The endpoints of the study include endoscopic evaluation, Crohn’s Disease Activity Index ratings, and safety. Patient recruitment is ongoing, and the Company is initiating three additional sites in an effort to enhance enrollment. Data are expected by year-end 2018.

o	AEVI-005: Broadened relationship with Kyowa Hakko Kirin (KHK) with an option agreement for the development of an early stage, first-in-class monoclonal antibody (AEVI-005) program targeting an undisclosed ultra-orphan pediatric rare disease. This is the second monoclonal antibody signed in collaboration with KHK and reflects Aevi Genomic Medicine’s unique ability to leverage its genetic expertise in rare and orphan pediatric diseases. The Company intends to initiate a preclinical research program during second quarter 2018. Financial terms were not disclosed.

•	Expanded its unique genomic research collaboration with Children's Hospital of Philadelphia (CHOP).

o	Granted an option for long-term exclusive access to certain data and samples from the Center for Applied Genomics (CAG) biobank and certain discoveries in rare and orphan diseases to accelerate the identification of disease targets and development of potential therapies in areas of unmet need.

o	Renewed the Sponsored Research Agreement (SRA) with CHOP, which marks the third renewal of sponsored research.

•	Strengthened the balance sheet with the completion of a private placement of shares for aggregate proceeds of $28.0 million, before expenses, which provides the resources to continue the development of the Company’s two lead clinical programs, AEVI-001 and AEVI-002, and initiate preclinical work on AEVI-005.
o	The Children's Hospital of Philadelphia Foundation (the "CHOP Foundation") was the lead investor, with additional participation by other blue-chip investors.
o	The CHOP Foundation has committed to provide up to an additional $5.0 million of equity financing through June 30, 2018, subject to certain terms and conditions.

•	Announced the addition of Matthew D. Bayley, MD, MBA to the Company’s Board of Directors. Dr. Bayley serves as Senior Vice President and Chief Strategy Officer at CHOP where he leads strategic planning and business development working to advance CHOP’s mission. His industry experience and business insights will expand the Company’s perspective and strategic insights.

“2017 enabled us to further refine our approach to genomic medicine and focus our efforts on genomically-targeted indications that could increase the speed and probability of bringing therapies to market for those with pediatric onset, life-altering diseases,” said Mike Cola, CEO of Aevi Genomic Medicine. “We continue to advance our pipeline and are pleased to have broadened our relationships with both CHOP and KHK, providing us with the resources to identify new targets and develop potential therapies. We remain committed to our goals of delivering clinical results in our lead programs in ADHD and Crohn’s Disease in 2018.”

Fourth Quarter 2017 Financial Results

The Company had cash and cash equivalents of $33.73 million at December 31, 2017. The Company expects the current cash balance to fund operations into early 2019.

Net research and development expenses for the three months ended December 31, 2017 were $5.26 million, increasing slightly from $5.14 million for the same period in 2016.

General and administrative expenses for the three months ended December 31, 2017 were $1.90 million, decreasing from $3.35 million for the same period in 2016 mainly due to the closure of operations in Israel.

For the quarter ended December 31, 2017 the Company reported a net loss of $7.16 million or $0.13 per share, compared with a net loss of $8.48 million or $0.23 per share for the comparative quarter in 2016.

Full Year 2017 Financial Results

Net research and development expenses for year ended December 31, 2017 decreased to $25.18 million from $28.36 million in 2016. This decrease was primarily driven by the closure of the Company’s operations in Israel of $3.40 million.

General and administrative expenses for the year ended December 31, 2017 were $9.52 million, decreasing from $13.52 million in 2016 primarily due to severance benefits recorded in 2016 related to termination of an officer of $0.97 million, decreased stock compensation expense related to options which have fully vested of $2.00 million, and closure of the Company’s operations in Israel of $0.84 million.

Conference Call and Webcast Information

Aevi Genomic Medicine will hold a conference call Tuesday, March 13, 2018 at 8:30 am ET to provide a corporate update. To access the conference call by phone, please dial (877) 870-4263 (domestic) or (412) 317-0790 (international) and request to join the Aevi Genomic Medicine's Conference Call.

The live webcast can be accessed under "Events" in the Investors section of the Company's website at www.aevigenomics.com.

The archived webcast will be available for 30 days in the Investor section of Aevi Genomic Medicine website at www.aevigenomics.com.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$33,729	$39,838
Prepaid expenses and other current assets	893	335

Total current assets	34,622	40,173

LONG-TERM ASSETS:

Restricted lease deposits	11	11
Property and equipment, net	85	377
Other long-term assets	43	-

Total long-term assets	139	388

Total assets	$34,761	$40,561

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Trade payables	$943	$137
Other accounts payable and accrued expenses	3,197	5,446

Total current liabilities	4,140	5,583

Total liabilities	4,140	5,583

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Common stock - $0.0001 par value; 200,000,000 shares authorized; 59,332,265 shares issued and outstanding at December 31, 2017; 100,000,000 shares authorized; 37,112,343 shares issued and 37,103,843 shares outstanding at December 31, 2016	6	4
Additional paid-in capital	245,593	215,008
Accumulated deficit	(214,978)	(180,034)

Total stockholders’ equity	30,621	34,978

Total liabilities and stockholders’ equity	$34,761	$40,561

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year ended
	December 31,
	2017	2016	2015

Research and development expenses	$25,176	$28,552	$18,356

Less:
Participation by the Office of the Chief Scientist	-	(196)	(2,912)

Research and development expenses, net	25,176	28,356	15,444

Non-recurring research and development expenses resulting from acquisition	-		8,170

General and administrative expenses	9,524	13,523	12,954

Operating loss	(34,700)	(41,879)	(36,568)

Financial expenses	(41)	(24)	(1,408)
Financial income	27	15	1

Loss before taxes on income	(34,714)	(41,888)	(37,975)

Taxes on income	-	16	17

Net loss	$(34,714)	$(41,904)	$(37,992)

Basic loss per share	$(0.83)	$(1.19)	$(1.42)

Diluted loss per share	$(0.83)	$(1.19)	$(1.45)

Weighted average number of shares of common stock used in computing basic loss per share	41,675,814	35,161,823	26,783,623

Weighted average number of shares of common stock used in computing diluted loss per share	41,675,814	35,161,823	26,846,270

About Aevi Genomic Medicine, Inc.

Aevi Genomic Medicine, Inc. is dedicated to unlocking the potential of genomic medicine to translate genetic discoveries into novel therapies. Driven by a commitment to patients with pediatric onset life-altering diseases, the Company’s research and development efforts leverage an internal genomics platform and an ongoing collaboration with the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP).

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

CONTACT:

Aevi Genomic Medicine, Inc.

Brian Piper

Brian.Piper@aevigenomics.com

Westwicke Partners

Chris Brinzey

339-970-2843

Chris.brinzey@westwicke.com

MEDIA INQUIRIES:

FTI Consulting

Irma Gomez-Dib

+1-212-850-5761

+1-415-706-9155

irma.gomez-dib@fticonsulting.com